UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2011

Stone Harbor Investments, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-162469	27-0374885
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

450 East Las Olas Blvd.
Suite 830
Ft. Lauderdale, Florida 33301
 (Address of principal executive offices) (zip code)

(954) 462-8895
 (Registrant's telephone number, including area code)

Copies to:
Jolie Kahn, Esq.
61 Broadway, Suite 2820
New York, New York 10006
Phone: (212) 422-4910
Fax: (866) 705-3071

STONE HARBOR INVESTMENTS, INC.
7985 113th Street, Suite 211
Seminole, FL 33772
 (Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On March 31, 2011, Stone Harbor Investments, Inc. (“Stone Harbor” or the “Company”) entered into a Share Exchange Agreement (the “Exchange Agreement”), with The Source Vitamin Company, Inc. (“Source Vitamin”) and the shareholders of Source Vitamin. Pursuant to the Exchange Agreement, which closed on March 31, 2011 (the “Closing Date”), the Company issued 486,000 shares of the Company’s common stock to the shareholders of Source Vitamin (the “Acquisition Shares”), representing approximately 58% of the Company’s aggregate issued and outstanding common stock following the closing of the Exchange Agreement, in exchange for all of the issued and outstanding common stock of Source Vitamin.

On April 6, 2011, the Company entered into a subscription agreement (the “Subscription Agreement”) with accredited investors (the “Investors”), pursuant to which the Company agreed to issue and sell secured convertible promissory notes (the “Notes”) in the aggregate principal amount of up to $5,000,000 (the “Private Placement”).  The Private Placement will be consummated within one business day following the filing of this Current Report on Form 8-K, and an amendment to this Form 8-K shall be filed subsequent thereto disclosing the details of the closing thereof.  The Notes will be secured by a senior security interest in all of the assets of the Company and its subsidiaries. The Notes will be convertible into common stock of the Company at an exercise price of $0.50 per share, subject to adjustment in the event of stock splits, stock dividends, or in the event of certain subsequent issuances by the Company of common stock or securities convertible into common stock at a lower price. The Notes will mature two years from the date of issuance.  The Notes bear interest at the rate of 10% per annum due and payable in cash semi-annually in arrears commencing six months from the date of closing and upon maturity. If an event of default has not occurred, the Company may elect to make any interest payments in shares of its common stock at a discount of 20% to the VWAP (volume weighted average price) for the Company’s common stock for the five final trading days directly preceding such semi annual interest payment date. In the event (i) the Company is prohibited from issuing shares issuable upon conversion of a note, (ii) upon the occurrence of any other event of default, that continues beyond any applicable cure period, (iii) a change in control occurs, or (iv) upon the liquidation, dissolution or winding up of the Company or any subsidiary, then at the noteholder’s option, the Company must pay to each noteholder, a sum of money determined by multiplying up to the outstanding principal amount of the note designated by each such noteholder by, at the noteholder’s election, the greater of (x) 120%, or (y) a fraction the numerator of which is the highest closing price of the Company’s common stock for the thirty days preceding the date demand is made by the noteholder and the denominator of which is the lowest applicable conversion price during such thirty (30) day period, plus accrued but unpaid interest and any other amounts due.  Pursuant to the Private Placement, the Company also agreed to issue to the Investors two warrants (collectively, the  “Warrants”) to purchase common stock for each one share of Company common stock purchased on the closing date of the Private Placement . The Warrants will have a five-year term, may be exercised on a cashless basis (commencing twelve months after the closing date of the Private Placement only if the common stock underlying the Warrants is not included for public resale in an effective registration statement), and have an exercise price of $0.50, subject to adjustment in the event of stock splits, stock dividends, or in the event of certain subsequent issuances of the Company of common stock or securities convertible into common stock at a lower price. The Notes may not be converted, and the Warrants may not be exercised, to the extent such conversion or exercise would cause the holder, together with its affiliates, to beneficially own a number of shares of common stock which would exceed 4.99% of the Company’s then outstanding shares of common stock following such conversion or exercise. Pursuant to the Subscription Agreement, the Investors shall have demand and piggyback registration rights. The Company’s obligations under the Notes are guaranteed by Source Vitamin. The closing of the Private Placement is subject to certain conditions including the closing of the Exchange Agreement and the filing of this Current Report on Form 8-K.

Pursuant to an escrow agreement entered into between the Company, the Investors, and Grushko & Mittman, P.C., as escrow agent, $1,500,000 from the sale of the Notes will continue to be held in escrow following the closing of the Private Placement in a non-interest bearing account and released to the Company or on the Company’s behalf not more frequently than one time each ten days.  A request for release must be made in writing to the Escrow Agent and Collateral Agent.  The request must include a copy of unanimously adopted resolutions of the board of directors of the Company certified by the secretary of the Company and the Company’s chief financial officer that (i) the Company is requesting a release of funds and the details thereof including the amount, purposes, and wire delivery instructions, (ii) that such requested funds are for reimbursement of funds which were timely employed in conformity in all material respects with the use of proceeds set forth on Schedule 9(e) to the Subscription Agreement under the heading “Use of Proceeds to be Reimbursed After Closing”, and (iii) an Event of Default, or an event that with the giving of notice or the passage of time could become an Event of Default, has not occurred.  The Company must provide to Collateral Agent reasonably satisfactory proof that the funds for which reimbursement is sought had been used for the purposes described in part (ii) of the previous sentence.  The Escrow Agent may not release any funds if an objection to such release has been made by Collateral Agent.  Deviations from Schedule 9(e) to the Subscription Agreement may be made subject to the written approval of the Collateral Agent.  9(e) contemplates the entire $1,500,000 will be used for public relations and investor relations services rendered by a direct marketing firm under the Company’s direction to implement and manage a direct mail correspondence program.  The Company believes that this program will be beneficial for its business and keeping its shareholders apprised of its progress.  Unless postponed by the Company and Collateral Agent, any funds retained in escrow on the nine month anniversary of the Closing Date will be released to Subscribers requesting such release in proportion to the relative amount of Note principal held by all Subscribers as of such nine month anniversary date.  Upon release to the Subscribers, such sums shall be applied against amounts outstanding on the Notes in the manner set forth in the Notes.

In connection with the foregoing, the Company relied upon the exemption from securities registration afforded by Rule 506 of Regulation D as promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”) and/or Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, and transfer was restricted by the Company in accordance with the requirements of the Securities Act of 1933.

In connection with the Exchange Agreement, in addition to the foregoing:

(i)  Effective on the Closing Date, Michael Toups and Thomas Collentine resigned as the sole officers and directors of the Company and the following individuals were appointed as executive officers and directors of the Company:

Name	Title

Jerry Rayman	Chief Executive Officer, Chief Accounting Officer and Director
Theodore Farnsworth	Chairman of the Board and Director
Joel Gold	Director

(ii) On March 31, 2011, the Company purchased from Mr. Toups and Mr. Collentine, as well as Entrust of Tampa Bay FBO Edwin Mass and Entrust of Tampa Bay FBO Van Nguyen among others an aggregate of 77,924,000 shares  of the Company’s common stock, for a purchase price of $65,000.  The $65,000 purchase price was determined by good faith arms-length negotiation between those shareholders, and Theodore Farnsworth, on behalf of Source Vitamin.  The Company cancelled all such shares which were returned to treasury.

(iii) The Company intends to effect a forward stock split, in the form of a stock dividend, as soon as practicable, in an amount to be determined by its Board of Directors.

(iv) The Company intends to changes its name to Live Nutraceuticals or a similar derivation, as soon as practicable.

Item 2.01 Completion of Acquisition or Disposition of Assets

Information in response to this Item 2.01 corresponds to the Item numbers of Form 10 as promulgated under the Securities and Exchange Act of 1934 and the regulations thereunder.

Item 1 and 1A. Description of Business and Risk Factors

Effective on the Closing Date, pursuant to the Share Exchange Agreement, Source Vitamin became a wholly owned subsidiary of the Company. The acquisition of Source Vitamin is treated as a reverse acquisition, and the business of Source Vitamin became the business of the Company. At the time of the reverse acquisition, Stone Harbor was not engaged in any active business.

References to “we,” “us,” “our” and similar words refer to the Company and its subsidiary, Source Vitamin.  References to “Stone Harbor” refer to the Company and its business prior to the reverse acquisition.

Summary of the Business

Source Vitamin is a Delaware corporation incorporated on February 26, 2009. Source Vitamin was formed to market and distribute products in the nutraceutical industry.

Stone Harbor is a Nevada corporation incorporated on May 14, 2009 to offer internet and web-related services to small businesses including website development and design, marketing analysis and general business services including business planning and accounting support functions for internet start-up companies.  Stone Harbor began limited operations but did not generate any revenues from the date of inception to March 31, 2011.

As more specifically described in Item 1.01 above, on March 31, 2011, Source Vitamin, the shareholders of Source Vitamin and Stone Harbor entered into an Exchange Agreement pursuant to which the shareholders of Source Vitamin exchanged all of their shares of outstanding stock in Source Vitamin to Stone Harbor in exchange for 486,000 shares of Stone Harbor common stock.

Our executive offices are located at 450 East Las Olas Blvd., Suite 830, Ft. Lauderdale, Florida 33301 and our telephone number at such address is (954) 462-8895.

BUSINESS

Background and Company History

Source Vitamin, Inc. (“Source Vitamin”) is a Delaware corporation organized on February 26, 2009.  References to “we,” “us,” “our” and similar words refer to the Company and its subsidiary, Source Vitamin.  References to “Stone Harbor” refer to the Company and its business prior to the reverse acquisition.

We develop and sell high-quality nutritional products (“nutraceuticals”) that are distributed throughout North America through a network marketing system, which is a form of direct selling. Our customer base comprises two types of customer; "Distributors" and "Retail Customers." Distributors are independent distributors of our products who also purchase our products for their personal use. Retail Customers purchase our products strictly for their personal use.

We launched our business in 2009 to sell dietary supplements.  livethesource® products are formulated with purest of ingredients; the ingredients, combined with our All Natural Patented Nanotechnology™, and are intended to be beneficial to health and wellness.

livethesource® is a Direct Sales health and wellness company.  It offers a line of dietary supplements that complement each other, including a daily liquid multi-vitamin mineral and herbal supplement and a liquid vitamin D, both made with state-of-the-art All Natural Patented Nanotechnology™, and a dietary supplement to help maintain healthy weight.  livethesource® offers a lucrative compensation plan to its independent distributors assuring the “stickiness” missing in so many other MLM compensation plans.

Our Products

Currently, we market three products all of which are directed at the nutrition sector of the health and wellness market and are intended to be used as dietary supplements.

•
daily Multi-Vitamin is  a vitamin supplement. The product is a combination of specifically selected vitamins, minerals and herbal compounds which we believe may provide increased nutritional value.  We also use a proprietary technology called “Nano-Encapsulation”, which involves our All Natural Patented Nanotechnology™, which creates small sized particles to increase absorption efficiency into the bloodstream.

•
Vitamin Booster D3 is a nano-encapsulated Vitamin D3 supplement. Each dose provides 2000 IU of Vitamin D and in our nano-encapsulated form, we believe there is the potential for the product to provide enhanced ability of the human body to efficiently utilize the ingested Vitamin D.

•	The Symbiotic Diet™ is a supplement aimed to promote healthy and natural weight management.

We also intend to introduce new nutritional supplement products in 2011 which address the following:

•	Bone growth and joint pain which may aid in building bone strength as well as aid in controlling joint pain associated with older age
•	Cholesterol and glucose management
•	Immune response to potentially increase immune function

•	Cardiac health and weight management
•	Herbal supplements

We are also in the planning stages of introducing diet centers to be known as “Symbiotic Diet Centers”.  These centers will be company – owned and staffed and will be venues where distributors and end-user clients can receive customized nutritional counseling and find all of our products for sale.

Specifically, these centers will offer:

•	Personalized nutritional information and counseling
•	Programs for weight management and maintenance
•	The ability to solidify relationship between the Company, its distributors and its end-user clients.

We plan to introduce these centers in the first quarter of 2012 initially in the following locations:  Fort Lauderdale, Florida, Columbus, Ohio, Los Angeles, California, New York, NY, Atlanta, Georgia, British Columbia, Canada, and Toronto, Canada.  We plan to roll out locations at the rate of two per calendar quarter.

Suppliers

Currently, we are obtaining our products from various vendors and formulations are done by various contract manufacturers.  To ensure the best possible acquisition cost for our products, we will bid out to various contractors, the majority of which will be cGMP, on an ongoing basis.  “Current good manufacturing practice" or "cGMP" is part of a quality system covering the manufacture and testing of pharmaceutical dosage forms or drugs and active pharmaceutical ingredients, diagnostics, foods, pharmaceutical products, and medical devices.  GMPs are guidelines that outline the aspects of production and testing that can impact the quality of a product.  Our products can be produced by a wide variety of supplies, so we do not expect to have any components upon which we would be dependent upon a single or limited number of sources.  This will give us the advantage of being able to continue to seek alternative sources with the intent of negotiating the most advantageous pricing possible.

Distribution Method

The Company distributes its products through network marketing.  Network marketing is a marketing strategy in which the sales force is compensated not only for sales they personally generate, but also for the sales of others they recruit, creating a down line  of distributors and a hierarchy of multiple levels of compensation. We strive to create a compensation structure which is substantially lucrative to our distributors such that the structure shall provide adhesion even upon multiple levels of downstream distribution.

Generally, distributors, represent the company that produces the products or provides the services they sell. They are awarded a commission based upon the volume of product sold through their own sales efforts as well as that of their downline organization.  Independent distributors develop their organizations by either building an active customer base, who buy direct from the company, or by recruiting a downline of independent distributors who also build a customer base, thereby expanding the overall organization. Additionally, distributors can also earn a profit by retailing products they purchased from the company at a wholesale price.

We are well aware of the traditional negative publicity associated with multi level marketing and thus are following a network marketing system.  MLM has been described as a “pyramid scheme” as evidenced by the 1979 In the Matter of Amway Corporation, Inc. and others (93 F.T.C. 618). case in which Amway was found to have engaged in an illegal scheme due to both price fixing and exaggerated income claims.  In a 2004 Staff Advisory letter to the Direct Selling Association, the United States Federal Trade Commission (FTC) stated: “Much has been made of the personal, or internal, consumption issue in recent years. In fact, the amount of internal consumption in any multi-level compensation business does not determine whether or not the FTC will consider the plan a pyramid scheme. The critical question for the FTC is whether the revenues that primarily support the commissions paid to all participants are generated from purchases of goods and services that are not simply incidental to the purchase of the right to participate in a money-making venture.”

To avoid any similar concerns, we have taken the following steps:

•	We will not have any minimum revenue requirements to remain a distributor
•	We will not charge a fee to remain a distributor

•
We will carefully monitor and annually audit our revenue figures and those received from upstream distributors to ensure that reported numbers only contain commissions earned with respect to legitimate purchases of our products.

Our network marketing plan is summarized as follows and a complete plan is attached as Exhibit 10.15 to this Form 8-K.

The livethesource® Compensation Plan Overview

Placement Feature

Each sponsor has the ability to place each new distributor which it sponsors where it deems appropriate in the sponsor’s organization so long as each placement occurs within the calendar month in which the new distributor joins the sponsor’s organization.

There are four distinct price lists given to each product:
• The Retail price is the price customers pay.
• The Preferred Customer Program price is the price paid by customers who are on autoship (10% discount off retail price)
• Distributor price is 25% discount off retail price
• Distributor Autoship (livethesource® Plan) (25% discount off retail price)
• PV is defined as the dollar volume of all purchases made by the individual distributor as well as any volume from their customers
• GV reflects the dollar volume (including a sponsor’s PV) from its downline organization
• livethesource® autoship is the monthly order automatically shipped on any business day up to the 25th of the month.
• Each product has a point or volume amount called business volume (BV). livethesource®
• Distributors accumulate BV. Commissions are calculated on the BV of each product sold or purchased by a sponsor’s downline organization. The greater the BV the higher the sponsor’s commissions.

We will also create a retail arm of the company which will have different product lines than the current product line. In order to be able to start our retail marketing in a timely fashion, without the need to create a new infrastructure, we have been pursuing small but steady nutraceutical companies that already have their “foot in the door” in a very specific channel of distribution, serving outlets such as Whole Foods, Fresh Market, GNC, Vitamin Shoppe, Walgreens and CVS. The acquisition of these companies will give our retail sales an immediate edge. We anticipate the breakdown of retail to consumer direct sales to be 50/50.

The business model will have distributors share in a bonus program derived from the retail sales. In short, they will receive compensation for just being an active livethesource® distributor with specific rank, with no other requirements. Conversely, the retail sales force will share in a bonus program generated through livethesource® consumer direct sales.

Similarly, a giant in the nutraceutical industry, Rexall, ran both a retail and consumer direct application simultaneously with excellent results. Rexall Sundown Vitamins (the retail arm) and Rexall Showcase International (the consumer direct arm) very successfully developed a business model to include both entities. However, the game changer will be the bonus structure set up between the two entities.

Marketing

We intent to utilize and invest heavily in marketing and public relations to spread the word about our products.  We will use the following marketing channels:

•	Infomercials
•	Direct Response Advertising
•	Traditional radio and tv commercials
•	Magazine and other print and electronic media
•	Internet and related media

As with other health and wellness companies, we will utilize celebrity and sports figure spokespersons within the various media distribution channels.

In fact, on March 16, 2011, the Company entered into an agreement with an individual to be the Company's initial spokesperson.  The agreement has a one year term and compensates the individual the greater of $120,000 per year or a royalty of $0.025 per unit of any products sold (less returns chargebacks, etc.).

Market Summary

The health and wellness market, and specifically the nutritional supplement market, are alive and well in the United States and internationally.  Relevant facts are:

•	Approximately 65% of adult Americans label themselves as supplement users (2009 survey conducted by IPSOS-Public Affairs for the Council for Responsible Nutrition (CRN), Washington, D.C.).

•
U.S. retail sales of nutritional supplements are estimated to have exceeded $9 billion in 2009, which is estimated to represent an increase of 8% from retail sales in 2008 in the U.S., and the total market growth from 2005 to 2009 is estimated at 26% (“Boomers and Health Conscious Consumers Sustain U.S. Market for Nutritional Supplements” – August 30, 2010 press release from packagedfacts.com).

•	One forecast shows the annual sales growth forecast to have a compound annual growth rate of 7% with sales to exceed $13 billion in 2014 (See August 30, 2010 press release cited above).

•
The market has sustain its growth based on consumer spending by the aging Baby Boomer segment of the population who seem to look to nutritional supplements as a cost effective means of health maintenance as opposed to resorting to prescription drugs and medical procedures.  These products are set to have more mainstream acceptance given the trend among Baby Boomers and seniors as well as the general shift toward health consciousness (See August 30, 2010 press release cited above).

Competition

For its products, the Company faces competition from other MLM companies which market health and wellness products.  The June 2010 issue of Direct Selling News reported the following revenue for the following 8 top revenue health and wellness related MLM companies for 2009:

Company Name	2009 Year End Wholesale Revenue (in U.S. Dollars)
Amway Corporation	$8,200,000,000
Herbalife	$2,400,000,000
Forever Living Products	$1,700,000,000
MonaVie	$854,500,000
Shaklee	$500,000,000
USANA	$429,000,000
Nature’s Sunshine	$381,300,000
Medifast	$165,600,000

With regard to our Symbiotic Diet Centers, we face competition from established diet centers which derive from different sources, including hospitals and medical clinics, other entities such as Weight Watchers, to other MLM companies.  In fact, Medifast reported the following revenues for 2007, 2008 and 2009, respectively: $83.8 million (Medifast, Inc. Earnings Call Transcript dated March 13, 2008), $105.4 million and $165.6 million (Medifast, Inc. Earnings Press Release dated March 4, 2010).

Government Regulation

Currently, there are no specific governmental regulations which affect our business; however, the regulatory environment in the U.S. is subject to change.  There are no assurances that this lack of specific regulation will continue, and if it does not, what regulations will apply to our business and industry.

Intellectual Property

Our trademarks, trade secrets, copyrights and other intellectual property rights are important assets for us. In particular, we consider the “livethesource” trademark and our related trademarks, which we have registered in the United States and internationally, to be valuable to us and will aggressively seek to protect them.

Research and Development

During the year ended December 31, 2010, Source Vitamin did not spend any funds on research and development.

Future Business Growth

We will look to grow our business through various methods.

•	Increased sales of existing products.
•	Addition of new product lines to our existing business.
•	Marketing of both products to expanded markets worldwide.
•	Accretive acquisitions in our market such as businesses which market various types of organic consumables and competitors.
•	Acquisitions of technology companies which related to different types of delivery methods of our products.

Employees

As of the date of the filing of this report, we have five employees, four of whom are full-time. We consider our employee relations to be good and look to increase our employee base as we implement our business plan.

RISK FACTORS

An investment in the Company’s common stock involves a high degree of risk. In determining whether to purchase the Company’s common stock, an investor should carefully consider all of the material risks described below, together with the other information contained in this report before making a decision to purchase the Company’s securities. An investor should only purchase the Company’s securities if he or she can afford to suffer the loss of his or her entire investment.

Risks Related to our Business

We have a limited operating history upon which an evaluation of our prospects can be made.

We have had only limited operations since our inception (Source Vitamin was organized on February 26, 2009 and Stone Harbor was organized on May 14, 2009) upon which to evaluate our business prospects. As a result, investors do not have access to the same type of information in assessing their proposed investment as would be available to purchasers in a company with a history of prior substantial operations. We face all the risks inherent in an early stage business, including the expenses, lack of adequate capital and other resources, difficulties, complications and delays frequently encountered in connection with conducting operations, including capital requirements and management’s potential underestimation of initial and ongoing costs. We also face the risk that we may not be able to effectively implement our business plan. If we are not effective in addressing these risks, we will not operate profitably and we may not have adequate working capital to meet our obligations as they become due.

We may be unable to successfully execute any of our identified business opportunities or other business opportunities that we determine to pursue.

We currently have a limited corporate infrastructure. In order to pursue business opportunities, we will need to continue to build our infrastructure and operational capabilities. Our ability to do any of these successfully could be affected by any one or more of the following factors:

•	our ability to raise substantial additional capital to fund the implementation of our business plan;

•	our ability to execute our business strategy;

•	the ability of our products to achieve market acceptance;

•	our ability to manage the expansion of our operations and any acquisitions we may make, which could result in increased costs;

•	our ability to attract and retain qualified personnel;

•	our ability to manage our third party relationships effectively; and

•	our ability to accurately predict and respond to the rapid changes in our industry and the evolving demands of the markets we serve.

Our failure to adequately address any one or more of the above factors could have a significant impact on our ability to implement our business plan with respect to marketing and selling our nutritional supplement products and our ability to pursue any related opportunities that arise.

We have a history since inception of losses, and we may not be able to cover our costs of operation or achieve profitability in the future.

For the years ended December 31, 2010 and 2009, we incurred net losses of $846,526 and $1,020,351, respectively.  There can be no assurances that we will generate sufficient revenues in the future to cover our costs of operation or that we will be profitable.  If we cannot cover our costs of operation, either through profits or otherwise securing sufficient capital to fund our costs of operation, it would be very unlikely that we would achieve profitability, and we may be required to cease our operations.

We may not be able to effectively control and manage our proposed  business plan, which would negatively impact our operations.

If our business and markets grow and develop (and there are there are no assurances what growth and development will occur, if any), it will be necessary for us to finance and manage expansion in an orderly fashion. We may face challenges in managing expanding product offerings and in integrating any acquired businesses with our own. Such occurences will increase demands on our existing management, workforce and facilities. Failure to satisfy increased demands could interrupt or adversely affect our operations and cause administrative inefficiencies.

Our business depends on the development of strong branding, and if we do not develop and enhance our brands, our ability to attract and retain customers may be impaired and our business and operating results may be harmed.

We believe that our “Live the Source” brand and extensions thereof will be a critical part of our business. Developing and enhancing these brands may require us to make substantial investments with no assurance that these investments will be successful. If we fail to promote and develop our brands, or if we incur significant expenses (or significantly greater expenses than allocable) in this effort, our business, prospects, operating results and financial condition will be harmed. We anticipate that developing, maintaining and enhancing our brands will become increasingly important, difficult and expensive.

Economic declines have had a material adverse effect on our sales, and a slow recovery could prevent us from achieving our financial goals.

We cannot predict the extent to which economic conditions will change and many economists predict that the economic decline will be prolonged, that any recovery may be weak, and that conditions may deteriorate further before there is any improvement or even after some improvement has occurred. Continuing weak economic conditions in the United States or abroad as a result of the current global economic downturn, lower consumer spending (especially discretionary items), lower consumer confidence, continued high or higher levels of unemployment, higher inflation or even deflation, higher commodity prices, such as the price of oil, political conditions, natural disaster, labor strikes or other factors could negatively impact our sales or ability to achieve profitability.

Our business model is highly dependent on trends in health and wellness and highly mutable consumer preferences in general.

The industry in which we operate  and the general health and wellness industry can change drastically from year to year as overall consumer disposable spending income fluctuates and as consumer preferences with respect to nutraceuticals change as consumers seek out the “next, best thing.”  Thus, we are not subject to a model with recurring revenues, and our success depends on our ability to accurately identify trends in consumer demand well in advance and to supply either new products or modifications to our existing products that correspond to such changes in trends in a timely manner.  Consumer preferences in health and wellness are subject to continual change and thus are not accurately predictable.  Development times for our products may be long and thus require advance trending to make required changes to meet changing consumer demand.  Thus, to remain competitive we must continue to adjust our products to meet market trend.  There are no assurances that our products will achieve market acceptance and thus be purchased in the marketplace, and if our current or new products are not successfully accepted and continue to match consumer demand, our business and operating results could be materially adversely affected.

If we do not maintain sufficient inventory levels or if we are unable to deliver our products to our customers in sufficient quantities, or on a timely basis, or if retail inventory levels are too high, our operating results will be adversely affected.

If we fail to meet tight shipping schedules, we could damage our relationships with retailers, increase our shipping costs or cause sales opportunities to be delayed or lost. In order to be able to deliver our merchandise on a timely basis, we need to maintain adequate inventory levels of the desired products. If our inventory forecasting and production planning processes result in our maintaining manufacturing inventory in excess of the levels demanded by our customers, we could be required to record inventory write-downs for excess and obsolete inventory, which would adversely affect our operating results. If the inventory of our products held by retailers is too high, they may not place or may reduce orders for additional products, which would unfavorably impact our future sales and adversely affect our operating results.

Our intellectual property rights are valuable, and any inability to protect them could reduce the value of our products and brands.

Our intellectual property rights are important assets for us. We have registered a trademark for “livethesource” in the United States. Various events outside of our control pose a threat to our intellectual property rights. For example, effective intellectual property protection may not be available in every country in which our products are distributed. Also, the efforts we have taken to protect our proprietary rights may not be sufficient or effective. Any significant impairment of our intellectual property rights could harm our business or our ability to compete. Also, protecting our intellectual property rights is costly and time consuming. Any increase in the unauthorized use of our intellectual property could make it more expensive to do business and harm our operating results.

We may be unable to protect our intellectual property from infringement by third parties.

Our business plan is significantly dependent upon exploiting our intellectual property. There can be no assurance that we will be able to control all of the rights for all of our intellectual property. We may not have the resources necessary to assert infringement claims against third parties who may infringe upon our intellectual property rights. Litigation can be costly and time consuming and divert the attention and resources of management and key personnel.

In providing our products we could infringe on the intellectual property rights of others, which may cause us to engage in costly litigation and, if we do not prevail, could also cause us to pay substantial damages and prohibit us from selling our services.

Third parties may assert infringement or other intellectual property claims against us. We may have to pay substantial damages, if it is ultimately determined that our services infringe a third party’s proprietary rights. Even if claims are without merit, defending a lawsuit takes significant time, may be expensive and may divert management’s attention from our other business concerns.

If we are unable to compete effectively with existing or new competitors, our sales and market share could decline.

We currently compete primarily in the health foods and natural vitamin market.  This market is very competitive and we expect competition to increase in the future. Many of our direct, indirect and potential competitors have significantly longer operating histories, greater brand recognition and substantially greater financial, technical and marketing resources than we do. These competitors may be able to respond more rapidly than we can to changes in consumer requirements or preferences or to new or emerging technologies, and may be able to use their economies of scale to produce products more cheaply. Further, with greater economies of scale and more distribution channels, they may be successful even if they sell at a lower margin. Our larger competitors may also be able to devote substantially greater resources, including personnel, spending and facilities to the development, promotion and sale of their products than we do. We cannot assure you that we will be able to compete effectively in our markets.

Natural disasters, armed hostilities, terrorism, labor strikes or public health issues could have a material adverse effect on our business.

Armed hostilities, terrorism, natural disasters, or public health issues, such as the recent outbreak of H1N1 flu, whether in the United States or abroad could cause damage and disruption to our company, our suppliers, our manufacturers, or our customers or could create political or economic instability, any of which could have a material adverse impact on our business. Although it is impossible to predict the consequences of any such events, they could result in a decrease in demand for our product or create delay or inefficiencies in our supply chain by making it difficult or impossible for us to deliver products to our customers, or for our manufacturers to deliver products to us, or suppliers to provide component parts.

We rely on key personnel and, if we are unable to retain or motivate key personnel or hire qualified personnel, we may not be able to grow effectively.

Our success depends in large part upon the abilities and continued service of our executive officers and other key employees, particularly Jerry Rayman, our chief executive officer. There can be no assurance that we will be able to retain the services of Mr. Rayman.  Our failure to retain the services of our key personnel could have a material adverse effect on the Company.   In order to support our projected growth, we will be required to effectively recruit, hire, train and retain additional qualified management personnel.  Our inability to attract and retain the necessary personnel could have a material adverse effect on the Company.  We have no “key man” insurance on any of our key employees.

Risks Related to the Company’s Common Stock

There is not an active liquid trading market for the Company’s common stock.

The Company files reports under the Securities Exchange Act of 1934, as amended, and its common stock is eligible for quotation on the OTC Bulletin Board. However, there is no regular active trading market in the Company’s common stock, and we cannot give an assurance that an active trading market will develop. If an active market for the Company’s common stock develops, there is a significant risk that the Company’s stock price may fluctuate dramatically in the future in response to any of the following factors, some of which are beyond our control:

•	variations in our quarterly operating results;

•	announcements that our revenue or income are below analysts’ expectations;

•	general economic slowdowns;

•	sales of large blocks of the Company’s common stock;

•	announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments; and

•	fluctuations in stock market prices and volumes, which are particularly common among highly volatile securities of early stage technology companies.

The ownership of our common stock is highly concentrated in our officers and directors.

Our executive officers and directors will beneficially own approximately 346,066 shares of our outstanding common stock (41%). As a result, they have the ability to exercise control over our business by, among other items, their voting power with respect to the election of directors and all other matters requiring action by stockholders. Such concentration of share ownership may have the effect of discouraging, delaying or preventing, among other items, a change in control of the Company.

The Company’s common stock will be subject to the “penny stock” rules of the SEC, which may make it more difficult for stockholders to sell the Company’s common stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person's account for transactions in penny stocks; and
•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and
•
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and
•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

The regulations applicable to penny stocks may severely affect the market liquidity for the Company’s common stock and could limit an investor’s ability to sell the Company’s common stock in the secondary market.

As an issuer of “penny stock,” the protection provided by the federal securities laws relating to forward-looking statements does not apply to the Company.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, the Company will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by the Company contained a material misstatement of fact or was misleading in any material respect because of the Company’s failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

The Company has not paid dividends in the past and does not expect to pay dividends in  the foreseeable future.  Any return on investment may be limited to the value of the Company’s common stock.

No cash dividends have been paid on the Company’s common stock. We expect that any income received from operations will be devoted to our future operations and growth. The Company does not expect to pay cash dividends in the near future. Payment of dividends would depend upon our profitability at the time, cash available for those dividends, and other factors as the Company’s board of directors may consider relevant. If the Company does not pay dividends, the Company’s common stock may be less valuable because a return on an investor’s investment will only occur if the Company’s stock price appreciates.

Because our common stock is not registered under the Exchange Act, we will not be subject to the federal proxy rules and our directors, executive offices and 10% beneficial holders will not be subject to Section 16 of the Exchange Act. In addition, our reporting obligations under Section 15(d) of the Exchange Act may be suspended automatically if we have fewer than 300 shareholders of record on the first day of our fiscal year.

Our common stock is not registered under the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), and we do not intend to register our common stock under the Exchange Act for the foreseeable future (provided that, we will register our common stock under the Exchange Act if we have, after the last day of our fiscal year, more than 500 shareholders of record, in accordance with Section 12(g) of the Exchange Act). As a result, although we are be required to file annual, quarterly, and current reports pursuant to Section 15(d) of the Exchange Act as long as our common stock is not registered under the Exchange Act, we will not be subject to Section 14 of the Exchange Act, which, among other things, prohibits companies that have securities registered under the Exchange Act from soliciting proxies or consents from shareholders without furnishing to shareholders and filing with the Securities and Exchange Commission (“SEC”) a proxy statement and form of proxy complying with the proxy rules. In addition, so long as our common stock is not registered under the Exchange Act, our directors and executive officers and beneficial holders of 10% or more of our outstanding common stock will not be subject to Section 16 of the Exchange Act. Section 16(a) of the Exchange Act requires executive officers and directors, and persons who beneficially own more than 10% of a registered class of equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of common shares and other equity securities, on Forms 3, 4 and 5 respectively. Such information about our directors, executive officers, and beneficial holders will only be available through this report, any registration statement, and periodic reports we file hereafter.  Furthermore, so long as our common stock is not registered under the Exchange Act, our obligation to file reports under Section 15(d) of the Exchange Act will be automatically suspended if, on the first day of any fiscal year (other than a fiscal year in which a registration statement under the Securities Act has gone effective), we have fewer than 300 shareholders of record. This suspension is automatic and does not require any filing with the SEC. In such an event, we may cease providing periodic reports and current or periodic information, including operational and financial information, may not be available with respect to our results of operations.

Our issuance of common stock upon conversion of debentures and exercise of warrants may depress the price of our common stock.

As of April 1, 2011, we have 838,000 shares of common stock issued and outstanding. Pursuant to the Private Placement, we have agreed to issue convertible notes in the principal amount of up to $5,000,000 convertible into 10,000,000 shares of common stock and warrants to purchase 10,000,000 shares of common stock. The issuance of shares of common stock upon conversion of convertible debentures and exercise of outstanding warrants could result in substantial dilution to our stockholders, which may have a negative effect on the price of our common stock.

Item 2. Management’s Discussion and Analysis of Financial Conditions and Results of Operations

Forward-Looking Statements

Some of the statements contained in this Form 8-K that are not historical facts are "forward-looking statements" which can be identified by the use of terminology such as "estimates," "projects," "plans," "believes," "expects," "anticipates," "intends," or the negative or other variations, or by discussions of strategy that involve risks and uncertainties. We urge you to be cautious of the forward-looking statements, that such statements, which are contained in this Form 8-K, reflect our current beliefs with respect to future events and involve known and unknown risks, uncertainties and other factors affecting our operations, market growth, services, products and licenses. No assurances can be given regarding the achievement of future results, as actual results may differ materially as a result of the risks we face, and actual events may differ from the assumptions underlying the statements that have been made regarding anticipated events. Factors that may cause actual results, our performance or achievements, or industry results, to differ materially from those contemplated by such forward-looking statements include without limitation:

•	Our ability to attract and retain management, and to integrate and maintain technical information and management information systems;

•	Our ability to raise capital when needed and on acceptable terms and conditions;

•	The intensity of competition; and

•	General economic conditions.

        All written and oral forward-looking statements made in connection with this Form 8-K that are attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Given the uncertainties that surround such statements, you are cautioned not to place undue reliance on such forward-looking statements.

Subsequent Events

Merger

On March 31, 2011, Source Vitamin merged with and into the Company to become the Company’s principal operating business (“Merger”).  Prior to the merger, the Company’s had no operations, referred to in this Current Report as the “Pre-Merger Business.”  The terms of the Merger are described in Item 1.01 hereto.

In connection with the Merger, the former shareholders of Source Vitamin exchanged their ownership interests for common stock of the Company.  As a result of this exchange the former shareholders of the Source Vitamin own approximately 58% of the Company’s outstanding Common Stock, before adjusting for any conversion or exercise of any of the Company’s convertible or exchangeable equity or debt instruments into common shares of the Company.

Following consummation of the merger, the Company raised an additional $4,667,753 through the sale of convertible promissory notes and warrants, referred to throughout this Current Report as the “Offering”.  Of the $4,667,753 raised, $1,667,753 was used to convert existing bridge loan and other notes payable outstanding (along with accrued interest thereon) as of the time of the Merger into convertible promissory notes with the same terms and rights as the other notes issued under the Offering.

Company Overview

We are based in Florida and operate in the United States and Canada. We develop and sell high-quality nutritional products (“nutraceuticals”) that are distributed throughout North America through a network marketing system, which is a form of direct selling. Our customer base comprises two types of customer; "Distributors" and "Retail Customers." Distributors are independent distributors of our products who also purchase the products for their personal use. Retail Customers purchase our products strictly for their personal use.  At December 31, 2010 and 2009, we had approximately 3,120 and 1,830, respectively, Distributors and Retail Customers in North America.

We have ongoing operations in the United States and Canada.  We began shipping products in the United States in June 2009 and in Canada in April 2010.  Sales from the U.S. and Canada amounted to $1,010,573 and $200,892, respectively, in 2010.

As a developer and manufacturer of nutritional and personal care products, we utilize a direct selling model for the distribution of our products. The success and growth of our business is primarily based on our ability to attract new Distributors and retain existing Distributors to sell and consume our products. Additionally, it is important to attract and retain Retail Customers, many of whom are loyal consumers of our products. We believe that our ability to attract and retain Distributors and Retail Customers to sell and consume our products is influenced by a number of factors. Some of these factors include: the growing desire for a secondary source of income and small business ownership, the general public's heightened awareness and understanding of the connection between diet and long-term health, and the aging of the worldwide population, as older people generally tend to consume more nutritional supplements.

We believe that our high-quality products and our anticipated financially rewarding distributor compensation plan are the key components to attracting and retaining Distributors and the continued success and growth of our business. To support our Distributors in building their businesses, we will sponsor meetings and events throughout the year, which offer information about our products and our network marketing system. These meetings are designed to assist Distributors in their business development and to provide a forum for interaction with some of our Distributors with leaders and members of our management team. We will also provide low cost sales tools, which we believe are an integral part of building and maintaining a successful home-based business for our associates.

 In addition to Company-sponsored meetings and sales tools, we will maintain a website exclusively for our distributors where they can stay up-to-date on the latest news, obtain training materials, manage their personal information, enroll new customers, shop, and register for Company-sponsored events.

Expansion Plans

Our international operations were initiated by launching in Canada in April 2010.  We believe that the revenue growth we have experienced recently is a result of the successful implementation of the first stages of our business plan.  In addition, as discussed in the Liquidity section below, we are currently exploring additional future expansion plans that include entry into new foreign markets and potential acquisition targets.  We have identified several products and foreign markets in Europe, Asia and South America to be considered for future expansion.  Furthermore, we are considering mergers and acquisitions of network marketing or retail/wholesale nutraceutical companies that offer synergy with the Company’s operations.

We are also in the planning stages of introducing diet centers to be known as “Symbiotic Diet Centers”.  These centers will be company – owned and staffed and will be venues where distributors and end-user clients can receive customized nutritional counseling and find all of our products for sale.

Specifically, these centers will offer:

•	Personalized nutritional information and counseling
•	Programs for weight management and maintenance

•	The ability to solidify relationship between the Company, its distributors and its end-user clients.

We plan to introduce these centers in the first quarter of 2012 initially in the following locations:  Fort Lauderdale, Florida, Columbus, Ohio, Los Angeles, California, New York, NY, Atlanta, Georgia, British Columbia, Canada, and Toronto, Canada.  We plan to roll out locations at the rate of two per calendar quarter.

Results of Operations

We currently generate revenue exclusively from the sale high-quality nutritional products (“nutraceuticals”) that are distributed throughout North America through a network marketing system, which is a form of direct selling.  Our operations in each of our markets exhibit similar financial performance metrics and have similar economic characteristics.  As such, we have aggregated our operations around the world into a single operating segment.

We commenced operations on February 26, 2009 and generated revenue in the United States from that date through December 31, 2010.  During April 2010, we started shipping products to Canada.

Comparison of the Year Ended December 31, 2010 to the Period from February 26, 2009 (Inception) to December 31, 2009

The following table sets forth, for the periods indicated, consolidated statements of operations information:

	Year Ended December 31, 2010	For the Period from February 26, 2009 (Inception) to December 31, 2009	Change (Dollars)	Change (Percentage)
Net Sales	$1,211,465	$727,766	$483,699	66%
Cost of Sales	396,579	230,899	165,680	72%
Gross Profit	814,886	496,867	318,019	64%
Distributor incentives	332,476	571,210	(238,734)	(42)%
Selling, General and Administrative	1,081,800	897,810	183,990	20%
Total Operating Expenses	1,414,276	1,469,020	(54,744)	(4)%
Loss from Operations	(599,390)	(972,153)	372,763	(38)%

Interest Expense	(247,136)	(48,198)	(198,938)	413%
Net Loss	$(846,526)	$(1,020,351)	$173,825	(17)%

Net Sales

Revenues were $1,211,465 for the year ended December 31, 2010 compared to $727,766 for the period from February 26, 2009 (inception) to December 31, 2009.  Net sales increased $483,699, or 66%, in 2010 over 2009 because we operated for a full year in 2010 compared to slightly over six months in 2009 (the company began shipping product in June 2009).  In addition, our Distributor and Retail Customer base grew to 3,120 from 1,830 in 2010 over 2009.  Revenues declined in the last six months of 2010 from the first six months, but management expects this trend to reverse during 2011.

Gross Profit

Gross profit grew to $814,886 for the year ended December 31, 2010 compared to $496,867 for the period from February 26, 2009 (inception) to December 31, 2009.  Cost of sales increased by $165,680 largely in proportion with the increase in revenues.  As a result, the gross margin remained consistent at 67% to 68% for both periods.  Cost of sales includes materials and shipping and handling costs.

Distributor Incentives

Distributor incentives decreased to $332,476 for the year ended December 31, 2010 compared to $571,210 for the period from February 26, 2009 (inception) to December 31, 2009.  Distributor incentives were  reduced by $238,734 or 42% in 2010 over 2009, largely due to certain start up and other bonuses that were paid in 2009 that were discontinued in 2010.

Selling, General and Administrative

Selling, general and administrative increased to $1,080,800 for the year ended December 31, 2010 compared to $897,810 for the period from February 26, 2009 (inception) to December 31, 2009.  Selling, general and administrative expenses increased by $183,990 or 20% in 2010 over 2009.  During the period February 26, 2009 (inception) to June 4, 2009, we generated no revenue and incurred start up expenses to prepare for operations.  The decrease in those costs in 2010 were offset by increases in operating costs including travel and credit card processing fees, much of the increases being due to us operating for a full year in 2010 compared to slightly nearly seven months in 2009.  In addition, during 2010, we incurred approximately $145,000 of expense to expand into Canadian markets.

Interest Expense

Interest expense increased to $247,136 for the year ended December 31, 2010 compared to $48,192 for the period from February 26, 2009 (inception) to December 31, 2009.  Interest expense increased by $198,938 or 413% largely due to increasing our outstanding debt of $590,000 at December 31, 2009 to $1,410,000 at December 31, 2010,  In addition, $490,000 of the debt outstanding at December 31, 2009 was outstanding for the entire year of 2010 compared to less than six months for 2009 (see liquidity section below). Also included in interest expense was accretion of note discounts and amortization of deferred loan costs.  $109,654 of note discount accretion and $24,839 of deferred loan cost amortization was recorded for the year ended December 31, 2010 compared to $11,205 and $0, respectively, for the period ended December 31, 2009.

Liquidity and Capital Resources

During the year ended December 31, 2010, we incurred a net loss of $846,526 and used $708,290 in cash to fund our operations. In addition, at December 31, 2010, we had a working capital deficit of $1,281,393 and an accumulated deficit since inception of $1,866,876.

We have funded our working capital needs primarily by the issuance of debt.  During 2009, we generated net cash proceeds of $614,286 from issuance of notes payable and founder contributions.  During 2010, we generated net cash proceeds of $930,685 from issuance of notes payable and paid off $200,000 of outstanding promissory notes during 2010.

On March 3, 2011, the Company received an additional bridge loan of $400,000 in the form of a promissory note.  The note converted into the convertible notes as part of the Offering.

Off-Balance Sheet Arrangements

With the exception of operating leases, the company is not a party to any off-balance sheet arrangements that have, or are reasonably likely to have, a current or future material effect on the Company’s financial condition, results of operations or cash flows.  The Company enters into operating leases for property.  See notes to the financial statements for additional information on the Company’s operating leases.

Critical Accounting Policies and Estimates

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States (“GAAP”) requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Such estimates and assumptions impact, among others, the following: the estimated useful lives for amortizable software and debt issue costs, accrued expenses, and the fair value of preferred stock granted in connection with various financing transactions.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from its estimates.

Inventories

Inventories consist of vitamins and related nutritional products and are carried at the lower of cost or net realizable value. Cost is based solely on the amount paid by the Company to third parties.

Convertible Instruments

The Company reviews all of its convertible instruments for the existence of an embedded conversion feature which may require bifurcation, if certain criteria are met. These criteria include circumstances in which:

a)	The economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract,

b)
The hybrid instrument that embodies both the embedded derivative instrument and the host contract is not remeasured at fair value under otherwise applicable guidance with changes in fair value reported in earnings as they occur, and

c)
A separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument subject to certain requirements (except for when the host instrument is deemed to be conventional).

A bifurcated derivative financial instrument may be required to be recorded at fair value and adjusted to market at each reporting period end date. In addition, The Company may be required to classify certain stock equivalents issued in connection with the underlying debt instrument as derivative liabilities.

In addition, the Company reviews all of its convertible instruments for the existence of a beneficial conversion feature. Upon the determination that a beneficial conversion feature exists, the relative fair value of the beneficial conversion feature would be recorded as a discount from the face amount of the respective debt instrument and the discount would be amortized to interest expense over the life of the debt.

Finally, if necessary, the Company will determine the existence of liquidated damage provisions. Liquidated damage provisions are not marked to market, but evaluated based upon the probability that a related liability should be recorded.

Revenue Recognition

The Company generates revenue from the direct sales of its vitamin and related nutritional products directly to consumers through its distributors. Revenue is recognized when all of the following conditions exist: (1) persuasive evidence of an arrangement exists, (2) delivery has occurred, (3) the sales price is fixed or determinable, and (4) collectability is reasonably assured.

Revenue is recognized at the time products are shipped.  The Company generally requires cash or credit card payment at the point of sale.  The compensation plan for the Company’s distributors generally does not provide rebates or selling discounts to distributors who purchase its products and services.  The Company classifies selling discounts and rebates, if any, as a reduction of revenue.

Product Return Policy

Refunds are allowed only to Distributors who have given voluntary termination notice or for incorrect or defective items.  In these circumstances only, the Company provides a 30-day return policy.

Deferred Revenue

The Company requires cash or credit card payment at the time of sale. Any payments that are received prior to shipment are recorded as deferred revenue until the specific product is shipped as described above, at which time, it is recorded as revenue.

Shipping and Handling Costs

The Company’s shipping and handling costs are recognized as revenue with a corresponding expense included in cost of sales.

Distributor Incentives

Distributor incentives expenses include all forms of commissions, compensation, bonuses and other incentives paid to our Distributors.

Selling, General and Administrative

Selling, general and administrative expenses include wages and benefits, depreciation and amortization, rents and utilities, distributor event costs, professional fees and marketing.

Share-Based Payment Arrangements

Generally, all forms of share-based payments, including stock option grants, restricted stock grants and stock appreciation rights are measured at their fair value on the awards’ grant date, based on the estimated number of awards that are ultimately expected to vest.  Share-based compensation awards issued to non-employees for services rendered are recorded at either the fair value of the services rendered or the fair value of the share-based payment, whichever is more readily determinable. The expense resulting from share-based payments are recorded in cost of goods sold or general and administrative expense in the statement of operations, depending on the nature of the services provided.  There were no share-based compensation awarded for the period ending December 31, 2010.

Income Taxes

The Company accounts for income taxes in accordance with accounting guidance now codified as Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 740, “ Income Taxes ,” which requires that the Company recognize deferred tax liabilities and assets based on the differences between the financial statement carrying amounts and the tax bases of assets and liabilities, using enacted tax rates in effect in the years the differences are expected to reverse. Deferred income tax benefit (expense) results from the change in net deferred tax assets or deferred tax liabilities. A valuation allowance is recorded when it is more likely than not that some or all deferred tax assets will not be realized.

Accounting guidance now codified as FASB ASC Topic 740-20, “Income Taxes – Intraperiod Tax Allocation,” clarifies the accounting for uncertainties in income taxes recognized in accordance with FASB ASC Topic 740-20 by prescribing guidance for the recognition, de-recognition and measurement in financial statements of income tax positions taken in previously filed tax returns or tax positions expected to be taken in tax returns, including a decision whether to file or not to file in a particular jurisdiction. FASB ASC Topic 740-20 requires that any liability created for unrecognized tax benefits is disclosed. The application of FASB ASC Topic 740-20 may also affect the tax bases of assets and liabilities and therefore may change or create deferred tax liabilities or assets. The Company would recognize interest and penalties related to unrecognized tax benefits in income tax expense. At December 31, 2010, The Company did not record any liabilities for uncertain tax positions.

Recent Accounting Pronouncements

The Company adopted the provisions of ASC 855, “Subsequent Events” (formerly SFAS 165 “Subsequent Events”), which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. The provisions of ASC 855 are effective for interim and annual reporting periods ending after June 15, 2009. The adoption did not have an impact on the Company’s financial position, results of operations or cash flows.

In June 2009, FASB issued ASC Topic 810-10 “Consolidation – Variable Interest Entities”, to improve financial reporting by enterprises involved with variable interest entities and to provide more relevant and reliable information to users of financial statements. The Statement is effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period, and for interim and annual reporting periods thereafter. Earlier application is prohibited. The Company will review the requirements of ASC Topic 810-10 and comply with its requirements. The Company does not expect that the adoption of this Statement will have a material impact on the Company’s financial statements.

In August 2009, FASB issued Accounting Standards Update 2009-05 which includes amendments to Subtopic 820-10, “Fair Value Measurements and Disclosure – Overall”. The update provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using one or more of the techniques provided for in this update. The amendments in this update clarify that a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of the liability and also clarifies that both a quoted price in an active market for the identical liability at the measurement date and the quoted price for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the asset are required are Level 1 fair value measurements. The adoption of this standard did not have a material impact on the Company’s financial position, results of operations and cash flows.

In December 2007, the FASB issued new accounting guidance, under ASC Topic 805 on business combinations, which established principles and requirements as to how acquirers recognize the measure in these financial statements the identifiable assets acquired, the liabilities assumed, noncontrolling interests and goodwill acquired in the business combination or a gain from a bargain purchase. This guidance is effective for the business combinations with an acquisition date on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. This guidance will have an impact on our accounting for any future business acquisitions.

Related Party Transactions

The founder has an agreement with Source Vitamin whereby he is to receive a bonus of five percent of eligible monthly sales.  As a result of this agreement, the Company recorded bonus expense of $52,419 and $32,266 to the founder for the year ended December 31, 2010 and the period from February 26, 2009 (Inception) to December 31, 2009, respectively.

Fiscal Year End

As a result of the Merger, we have adopted December 31 as our fiscal year end.

Item 3.  Properties

Our principal executive offices are located at 450 East Las Olas Blvd., Suite 830, Ft. Lauderdale, FL 33301. Our lease commenced in  February 2009  and has a 38 month term. Our current monthly rent is $4,000.

Our warehouse space is located at 4811 Lyons Technology Parkway Suite 30, Coconut Creek, FL 33073.  Our lease commenced on June 1, 2010 and has a three year term.  Our currently monthly rent is $1517.74.

Item 4.  Security Ownership of Certain Beneficial Owner and Management

On March 31, 2011, we had 838,000 shares of common stock issued and outstanding. The following table sets forth certain information with respect to the beneficial ownership of our securities as of March 31, 2011, for (i) each of our directors and executive officers; (ii) all of our directors and executive officers as a group; and (iii) each person who we know beneficially owns more than 10% of our common stock.

Beneficial ownership data in the table has been calculated based on Commission rules that require us to identify all securities that are exercisable for or convertible into shares of our common stock within 60 days of March 31, 2011 and treat the underlying stock as outstanding for the purpose of computing the percentage of ownership of the holder.

Except as indicated by the footnotes following the table, and subject to applicable community property laws, each person identified in the table possesses sole voting and investment power with respect to all common stock held by that person. The address of each named executive officer and director, unless indicated otherwise by footnote, is c/o Source Vitamin’s corporate headquarters.

Except as otherwise set forth below, the address of each of the other persons listed below is Source Vitamin’s address.

Title of Class Common Stock	Name of Beneficial Owner	Number of Shares	Percentage of Outstanding Shares

10% Holders	Theodore Farnsworth (1)	346,066	41%

Directors and Officers:	Theodore Farnsworth (1)	346,066	41%
	Jerry Rayman (2)	-	-
	Joel Gold (3)	-	-

Directors and officers as a group (3 Individuals)		346,066	41%

(1)  Theodore Farnsworth is the Company’s Chairman and a Director of the Company.
(2)  Jerry Rayman is the Company’s Chief Executive Officer, Chief Accounting Officer and a Director of the Company.
(3)  Joel Gold is a Director of the Company.

Item 5. Directors and Executive Officers

Below are the names and certain information regarding the Company’s executive officers and directors following the acquisition of Source Vitamin.

Name	Age	Position

Jerry Rayman	65	Chief Executive Officer, Chief Financial Officer and Director

Theodore Farnsworth	48	Chairman of the Board and Director

Joel Gold	68	Director

Directors serve until the next annual meeting of stockholders or until their successors are elected and qualified.  Officers serve at the discretion of the Board of Directors.   The Board of Directors does not have any committees. To date, no amount has been paid to a director for the services of such individual on the Board.

Background of Executive Officers and Directors

Jerry Rayman has worked as a consultant through his company, Lifeline Naturals, since 2006. He has more than forty years of both practical hands-on and executive sales and marketing management experience. He is very well connected in the natural products industry and has a proven successful record of accomplishments, highlighted by his long-term career with Rexall Sundown, the retail arm of company. Jerry has built businesses and achieved profitable sales and revenues for various consumer product companies. He established some of the most successful broker networks in the industry. He has been instrumental in numerous startup scenarios, many of which have grown into very successful industry brands.

Theodore Farnsworth is the founder of Source Vitamin Company, Inc. and established the business in 2009. Prior to that, as a pioneer in the antioxidant beverage arena, Ted was founder and CEO of Purple Beverage Company, Inc. which he started in 2006, overseeing the development of its well-received functional beverage. He was founder and Chairman of Farmbid.com, an agricultural Internet portal ranked by Forbes magazine as one of the “Top 200 B2B Companies to Watch in 2000”. He broke new ground in the direct marketing industry when he partnered with a pay-per-call giant and created the second largest fulfillment house in the industry.

Mr. Joel Gold currently serves as Director of Investment Banking at Buckman, Buckman and Reid, an investment banking firm headquartered in Shrewsbury, New Jersey. From October 2002 until June 2010, Mr. Gold served as Director of investment banking for Andrew Garrett, a New York based investment banking firm. From January 1999 until December 1999, he was Executive Vice President of Solid Capital Markets, an investment banking firm also located in New York City. From September 1997 to January 1999, he was a Senior Managing Director of Interbank Capital Group, LLC. From April 1996 to September 1997, Joel was Executive Vice President of LT Lawrence & Co., and from March 1995 to April 1996, he served as Managing Director of Fechtor Detwiler & Co., Inc. He was also a Managing Director of Furman Selz Incorporated from January 1992 until March 1995, as well as a Managing Director of Bear Stearns from April 1990 until January 1992. Prior to joining Bear Stearns, Mr. Gold spent 20 years with Drexel Burnham Lambert, Inc.

Mr. Joel Gold also provides Board guidance and direction as a director and Audit and Compensation Committee member of Emerging Vision, a retail eye care company; and as a Board member of Best Energy Services, Inc. and Food Innovations, a specialty food company. Mr. Gold earned a BS degree in Accounting from Brooklyn College, an MBA from Columbia Graduate School of Business and a Juris Doctorate from NYU Law School. He is the President and Founder of Just One Life, a charitable organization that assists women with difficult childbirth conditions.

Board Leadership Structure and Role in Risk Oversight

Due to the small size and early stage of the Company, we have not adopted a formal policy on whether the Chairman and Chief Executive  Officer positions should be separate or combined. These roles are currently separated, with Mr. Rayman serving as Chief Executive Officer and Mr. Farnsworth as Chairman.

            Our board of directors is primarily responsible for overseeing our risk management processes on behalf of our board of directors.  The board of directors receives and reviews periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding our company’s assessment of risks. The board of directors focuses on the most significant risks facing our company and our company’s general risk management strategy, and also ensures that risks undertaken by our Company are consistent with the board’s appetite for risk. While the board oversees our company’s risk management, management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing our company and that our board leadership structure supports this approach.

Involvement in Certain Legal Proceedings

To our knowledge, during the past ten years, none of our directors, executive officers, promoters, control persons, or nominees has been:

•
the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•
subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

•	found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

Code of Ethics

We have not adopted a Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions because of the small number of persons involved in the management of the Company; however, we do plan on adopting one during the year ending December 31, 2011.

Nominating Committee

We have not adopted any procedures by which security holders may recommend nominees to our Board of Directors.

 Audit and Compensation Committees

The Board of Directors acts as the Audit and Compensation Committees and the Board has no separate committees. The Company has no qualified financial expert for its Audit Committee at this time because it has not been able to hire a qualified candidate. Further, the Company believes that it has inadequate financial resources at this time to hire such an expert.

Item 6.  Executive Compensation

The following table sets forth all compensation paid in respect of Source Vitamin’s principal executive officer and those individuals who received compensation in excess of $100,000 per year for our last two completed fiscal years. No other officer of Source Vitamin received compensation in excess of $100,000 for either of our last two completed fiscal years.

SUMMARY COMPENSATION TABLE

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)

Michael Toups, President, Chief Executive Officer, Chief Financial Officer, Treasurer and Director(2)
	2009	-	-	-	-	-	-	15,000		$15,000
	2010	-	-	-	-	-	-	-

David Dreslin, Former President	2009	-	-	-	-	-	-	26,800	(1)	$26,800
	2010	-	-	-	-	-	-	-

Theodore Farnsworth, President (3)	2009	-	32,266	-	-	-	-	5,000		$37,266
	2010	8,750	52,419	-	-	-	-	14,945		$76,114

(1)   Michael Toups resigned his positions as of March 31, 2011.  Information for Michael Toups is for the fiscal year ended June 30, 2010 which is the fiscal year end for Stone Harbor Investments, Inc.

 (2)  Dreslin Financial Services, of which David Dreslin is the sole shareholder, was paid $28,600 in accounting and consulting fees related to Stone Harbor’s initial audit and registration statement filing.

(3)  Theodore Farnsworth is the President of The Source Vitamin Company, Inc.  He has been appointed as Chairman and a Director of the Company effective as of March 31, 2011.  Information for Mr. Farnsworth is for the fiscal year ended December 31, 2010, which is the fiscal year end for The Source Vitamin Company, Inc.

Employment and Agreements

On March 31, 2011, we entered into an employment agreement with Jerry Rayman and a consulting agreement with Theodore Farnsworth. These agreements generally require each executive to devote substantially all of his business time to our affairs, establish standards of conduct, prohibit competition with our company during their term, affirm our rights respecting the ownership and disclosure of trade secrets and other confidential information, provide for the acts and events that would give rise to termination of such agreements and provide express remedies for a breach of the agreement. Each of our employees will participate in our standard employee benefit programs, including medical/hospitalization insurance as in effect from time to time. The provisions of the individual agreements are summarized below:

•
Under the terms of his employment agreement effective March 31, 2011, which has a term of three years and terminates on March 30, 2014 and which shall automatically renew for successive one year periods unless either the Company or Mr. Rayman gives written notice of termination at least three months in advance of the end of the initial period of the agreement or any renewal period thereof, Mr. Rayman receives an annual salary of $200,000 (with salary commencing on May 1, 2011), a quarterly bonus of 1% of the Company’s gross revenue from direct sales of Company products for the just completed fiscal quarter due out of the Company’s net revenues for such quarter and due no later than 30 business days after the end of each fiscal quarter, and 5-year options to purchase our common stock with exercise prices equal to the market price per share of the Company’s common stock on the grant date as follows: (i) 3,000,000 options to be granted on March 31, 2011, with 1,000,000 options to vest on each one year anniversary of the granted date, and all then unvested options to automatically vest on the date upon which the Company’s aggregate gross revenues reach $50,000,000; and (ii) 1,000,000 options to be granted on the date on which the Company’s aggregate gross revenues reach $25,000,000, which options shall vest immediately on the grant date thereof.

•
Under the terms of his consulting agreement effective March 31, 2011, which has a term of three years and terminated on March 30, 2014 and which shall automatically renew for successive one year periods unless the Company notifies Mr. Farnsworth in writing prior to the end of the initial period of the agreement or any renewal period thereof, Mr. Farnsworth receives an annual consulting fee of $150,000 (which fee shall commence on May 1, 2011).

Outstanding Equity Awards at Fiscal Year-End

We had the following outstanding equity awards as of December 31, 2010: six month stock option to acquire 75,000 shares of common stock at an exercise price of par value ($0.001).

Director Compensation

No director of Source Vitamin or Stone Harbor received any compensation for services as director for the year ended December 31, 2010.

Risk Management

The Company does not believe risks arising from its compensation policies and practices for its employees are reasonably likely to have a material adverse effect on the Company.

Item 7.  Certain Relationships and Transactions, and Director Independence

Certain Relationships and Related Transactions

Dreslin Financial Services, of which David Dreslin is the sole shareholder, was paid $28,600 in 2009 in accounting and consulting fees related to Stone Harbor’s initial audit and registration statement filing.

The founder has an agreement with Source Vitamin whereby he is to receive a bonus of five percent of eligible monthly sales.

As a result of this agreement, Source Vitamin recorded bonus expense of $52,419 and $32,266 to the founder for the years ended December 31, 2010 and December 31, 2009, respectively.

As of December 31, 2010 and December 31, 2009, Source Vitamin owed the founder $46,376and $64,747, respectively, in accounts payable.

Director Independence

Joel Gold is considered independent as that term is defined under the Nasdaq Marketplace Rules.

Amendment to Our Bylaws

On March 30, 2011, we amended our Bylaws to (i) provide a new section that states “The provisions of NRS 78.378 – 78.3793 do not apply to this corporation” and (ii) to change our fiscal year end from June 30 to December 31.

Item 8.  Legal Proceedings

From time to time, the Company is periodically a party to or otherwise involved in legal proceedings arising in the normal and ordinary course of business. As of the date of this Report, the Company is not aware of any proceeding, threatened or pending, against us which, if determined adversely, would have a material effect on its business, results of operations, cash flows or financial position.

Item 9.  Market Price of and Dividends on Common Equity and Related Stockholder Matters

The Company’s common stock first became eligible for quotation on the OTC Bulletin Board under the symbol “SHBV”  in May 2010.  There has been no reported trading to date in the Company’s common stock.  As of March 31, 2011, there were approximately 61 shareholders of record of our common stock.

 The following table shows the range of high and low bid prices for our common stock as reported by the OTC Pink Sheets and the OTC Bulletin Board, as the case may be, for each quarter since May 2010. The quotations reflect inter-dealer prices, without retail markup, markdown or commission and may not represent actual transactions.

	High	Low
Year Ended December 31, 2010:
Second Quarter	-	-
Third Quarter	$0.025	$0.020
Fourth Quarter	0.095	0.095

Dividend Policy

We have never declared or paid any dividends on our common stock.  We do not anticipate paying any cash dividends on our common stock in the foreseeable future.  We currently intend to retain future earnings, if any, to finance operations and the expansion of our business.  Any future determination to pay cash dividends will be at the discretion of the board of directors and will depend upon our financial condition, operating results, capital requirements and other factors the board of directors deems relevant, including the provisions of any applicable credit agreements. We are currently restricted from declaring dividends under the terms of various outstanding debentures.

Securities Authorized for Issuance Under Equity Compensation Plans

As of December 31, 2010, we did not have any equity compensation plan.  However, on March 30, 2011, our Board and shareholders approved our 2011 Stock Option Plan, which has 12,000,000 shares reserved for issuance to officers, directors, employees and consultants.  There have been no securities issued under this Plan as of March 31, 2011.

Item 10.  Recent Sales of Unregistered Securities

See Item 1.01 above for a description of the private placement transaction consummated in conjunction with the share exchange between Source Vitamin and Stone Harbor.

Notes Payable

During June 2009, the Company entered into a $100,000 unsecured promissory note with a third party.  The note bears interest at fifteen percent per annum and was due on December 31, 2010.  The note and all accrued interest was subsequently paid off as part of two $350,000 promissory notes the Company entered into during November 2010.

During June and July 2009, the Company entered into three unsecured promissory notes totaling $290,000 with a third party.  The notes bear interest at fifteen percent per annum and mature between June 22 and November 1, 2010.  In connection with the note, the Company agreed to issue 533,904 shares of convertible preferred series A stock.  The Company used the net proceeds received from this note to provide working capital.  On September 16, 2010, the Company entered into a subscription agreement with the above notes holder to purchase 4,377,000 shares of common stock at par and granted the notes holder a six month stock option to acquire an additional 75,000 shares of stock at par. As a consideration of this agreement the note holder agreed to (1) extend the maturity dates of the three notes (two of which had expired) to June, 30, 2011, (2) add all accrued interest of $59,059 to the principle balance, and extend any accruing and unpaid interest until the extended maturity date, (3) waive all rights, titles and interest in the 533,904 shares convertible preferred series A stock originally issued and (4) waive any loan defaults prior to the subscription agreement.  In addition, the agreement subordinated the debt to two $350,000 promissory notes entered into in November 2010 (see below) and that the debt would convert into common shares in the event of a merger with a public company and would convert based upon a private placement price of $0.50 per share.

During March 2010, the Company entered into an unsecured promissory note for $150,000.  The Note bears interest at ten percent per annum and is due on February 28, 2011.  On September 22, the Company issued 375,000 share of common stock to the note holder in exchange for an extension of the note maturity date to June 30, 2011, changes to repayment provisions so that all interest accrued to date of $7,639 was added to the principal balance, and the obligation to repay any accruing and unpaid interest was extended until the extended maturity date. In addition, the agreement subordinated the debt to two $350,000 promissory notes entered into in November 2010 (see below) and that the debt would convert into common shares in the event of a merger with a public company and would convert based upon a private placement price of $0.50 per share.

During August 2010, the Company entered into two $50,000 promissory notes.  The notes bear interest at eight percent per annum and are due on September 15, 2010.  These notes were refinanced and cancelled as part of the November 2010 debt transaction (see below).

During November 2010, the Company entered into two $350,000 promissory Notes.  The notes refinanced the two $50,000 notes discussed above, bear interest at ten percent per annum, and are due June 30, 2011.  The notes are collateralized by 28,614,000 of the founder’s shares and are guaranteed by the founder.  In connection with subordination agreement with the holders of the $290,000 and the $150,000 promissory notes, the note holders further agree to convert the debt in the event of merger with a publicly traded company at a price of $0.50 per share.

Convertible Debentures

During October 2009, the Company issued a $200,000 Convertible Note Payable (the “Convertible Note”).  The Convertible Note has a three year term maturing October13, 2012, bears interest at an annual rate of ten percent per annum and is unsecured.  The Company used the net proceeds received from this Convertible Note to provide working capital.

The Convertible Note is convertible at the option of the holder, in whole or in part, into shares of its common stock at an initial conversion price equal to $1.48 per share.  The conversion price is adjustable for standard anti-dilution provisions such as stock splits, stock dividends and similar types of recapitalization events.

 During August and September 2010, the Company issued $70,000 Convertible Notes Payable (the “Convertible Notes”).  The Convertible Note has a term maturing in February 2012, bears interest at an annual rate of eight percent per annum and is unsecured.  The Company used the net proceeds received from this Convertible Note to provide working capital.

The Convertible Note is convertible at the option of the holder, in whole or in part, into shares of its common stock at an initial conversion price equal to 150,333 shares.  The conversion price was adjustable for standard anti-dilution provisions such as stock splits, stock dividends and similar types of recapitalization events.

Expected repayment of notes payable is as follows:

For the Period Ended December 31,

2011	1,206,698
2012	270,000
Thereafter	-
1,476,698

The Company relied on the exemption from registration provided by Section 4(2) of the Securities Act for transactions not involving a public offering.

Item 11.  Description of the Company’s Securities

The Company’s authorized capital stock consists of 250,000,000 shares of common stock at a par value of $0.00001 per share and 20,000,000 shares of preferred stock at a par value of $0.00001 per share.  As of March 31, 2011, there were 838,000 shares of the Company’s common stock issued and outstanding that are held by approximately 61 stockholders of record.

Holders of the Company’s common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.  Holders of common stock do not have cumulative voting rights.  Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors.  Holders of the Company’s common stock representing a majority of the voting power of the Company’s common stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders.  A vote by the holders of a majority of the Company’s outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the Company’s certificate of incorporation.

Holders of the Company’s common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds.  In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The Company’s common stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Company’s common stock.

The Company’s preferred stock is “blank check” preferred stock, and no series of preferred stock has been authorized.

Item 12.  Indemnification of Directors and Officers

The Company’s certificate of incorporation and by-laws contains certain provisions permitted under Nevada Business Corporation Law relating to the liability of directors. The provisions eliminate a director’s liability for monetary damages for a breach of fiduciary duty, except in certain circumstances where such liability may not be eliminated under applicable law. Further, the Company’s certificate of incorporation and by-laws contain provisions to indemnify the Company’s directors and officers to the fullest extent permitted by Nevada Business Corporation Law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 13.  Financial Statements and Supplementary Data

Reference is made to the filings by Stone Harbor on Forms 10-K and 10-Q for Stone Harbor’s financial statements.  Source Vitamin’s financial statements are referenced in Item 9.01 below.

Item 14.  Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Item 15. Exhibits.

See Item 9.01.

Item 3.02 Unregistered Sales of Equity Securities.

See Items 1.01 and 1.02 hereinabove.

Item 5.01 Changes in Control of Registrant.

See Item 2.01.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

See Item 1.01.

Item 5.06  Change in Shell Company Status.

See Item 1.01.

Item 9.01 Financial Statements and Exhibits.

(a)  Financial statements of Source Vitamin are attached hereto as Exhibit 99.1.

(b) Pro forma financial information is attached hereto as Exhibit 99.2.

(c) Shell Company Transactions. See (a) and (b) of this Item 9.01.

(d) Exhibits

Exhibit Number	Description
2.1	Share Exchange Agreement, dated March 31, 2011, among the Company, Source Vitamin, and the shareholders of Source Vitamin
3.1	Certificate of Incorporation of Stone Harbor Investments, Inc. (1)
3.2	Bylaws of Stone Harbor Investments, Inc. (1)
3.3	Amendment to the Bylaws of Stone Harbor Investments, Inc.
3.4	Certificate of Incorporation of Source Vitamin Company, Inc.
3.5	Bylaws of Source Vitamin Company, Inc.
10.1	Subscription Agreement (2)
10.2	Subscription Agreement, dated March 31, 2011, between the Company and the Investors
10.3	Form of Note
10.4	Form of Warrant
10.5	Security Agreement, dated March 31, 2011, among the Company, its subsidiaries and the Investors
10.6	Subsidiary Guarantee, dated March 31, 2011, issued by Live the Source, Ltd. in favor of the Investors
10.7	Subsidiary Guarantee, dated March 31, 2011, issued by The Source Vitamin Company, Inc. in favor of the Investors
10.8	Form of Lock Up Agreement
10.9	Form of Escrow Agreement
10.10	Stone Harbor Investments, Inc. 2011 Stock Option Plan
10.11	Commercial Lease, dated May 21, , between The Source Vitamin Company, Inc. and 4811 Lyons Tech Parkway, LLC
10.12	Sublease Agreement, dated February 26, 2009, by and between Fisher and Phillips, LLP and The Source Vitamin Company, Inc.
10.13	Employment Agreement, dated March 31, 2011, between the Company and Jerry Rayman
10.14	Consulting Agreement, dated March 31, 2011, between the Company and Theodore Farnsworth
10.15	Marketing Plan
10.16	Source Vitamin Promissory Notes
10.17	Consulting Agreement for Source Vitamin
99.1	Financial Statements of The Source Vitamin Company, Inc. for the years ended December 31, 2010 and December 31, 2011
99.2	Pro Forma Financial Statements
99.3	Presentation Provided to Investors

(1)   Incorporated by reference to Form S-1 filed with the Securities & Exchange Commission on October 14, 2009.
(2)  Incorporated by reference to Form S-1 filed with the Securities & Exchange Commission on March 2, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STONE HARBOR, INC.

Dated: April 6, 2011	By:	/s/ Jerry Rayman
Name: Jerry Rayman